REPORT ON SCHEDULE

The Board of Directors
Delta Woodside Industries, Inc.

Under date of August 5, 1997, except for Note D, as to which the date is
August 25, 1997, we reported on the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 28, 1997 and June 29, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997, as
contained in the 1997 annual report to stockholders.   These
consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended June 28, 1997, as listed on Page F-2 of Form 10-
K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ KPMG Peat Marwick LLP
Greenville, South Carolina              KPMG Peat Marwick LLP
August 15, 1997, except for Note D,
  as to which the date is
  August 25, 1997

                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Delta Woodside Industries, Inc.

We consent to the incorporation by reference in the registration statements (Delta Woodside Industries, Inc. Stock Option Plan - Nos. 33-38930 and 333-01381; Delta Woodside Industries, Inc. Incentive Stock Award Plan - Nos. 33-38931 and 333-01383) on Form S-8 of Delta Woodside industries, Inc., of our reports dated August 5, 1997, relating to the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 28, 1997 and June 29, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997, and related schedule, which reports are incorporated by reference of appear in the 1997 annual report on Form 10-K of Delta Woodside Industries, Inc.



                                          /s/ KPMG Peat Marwick LLP
Greenville, South Carolina                KPMG Peat Marwick LLP
September 26, 1997